Exhibit 99.1

PRESS RELEASE

Level 3 Reports Third Quarter 2012 Results

Third Quarter 2012 Highlights

•                  Total Revenue of $1.590 billion

•                  Core Network Services revenue increased 1.1 percent sequentially on a constant currency basis

•                  Adjusted EBITDA grew to $372 million, up 5 percent sequentially and 12 percent year over year on a pro forma basis

•                  Net loss of $0.26 per share for the third quarter of 2012, compared to a net loss of $0.29 per share for the second quarter of 2012, excluding losses related to interest rate swap agreements and debt extinguishment in the third quarter of 2012

•                  Company remains on track to achieve $300 million of projected total run-rate Adjusted EBITDA synergies and $40 million of capital expense synergies from the Global Crossing acquisition

•                  Company reaffirms 2012 Adjusted EBITDA and Free Cash Flow guidance

BROOMFIELD, Colo., Oct. 24, 2012 — Level 3 Communications, Inc. (NYSE: LVLT) reported total revenue of $1.590 billion for the third quarter 2012, compared to $1.586 billion for the second quarter 2012.

The net loss for the third quarter 2012 was $166 million, or $57 million excluding losses of $60 million related to interest rate swap agreements and $49 million related to the extinguishment of debt.  This compared to a net loss of $62 million in the second quarter 2012. On a per share basis, for the third quarter 2012, the net loss was $0.76, or $0.26 excluding the losses related to the interest rate swap agreements and the extinguishment of debt, compared to $0.29 for the second quarter 2012.

Consolidated Adjusted EBITDA increased to $372 million in the third quarter 2012, compared to $353 million in the second quarter 2012.

“We continue to see strong demand from enterprise customers,” said James Crowe, CEO of Level 3. “Our local to global network reach and broad portfolio of services position us for continued growth.”

Financial Results

Metric ($ in millions)	Third Quarter 2012	Second Quarter 2012	Third Quarter 2011 Pro Forma(1)(3)
Core Network Services Revenue	$1,395	$1,386	$1,381
Wholesale Voice Services and Other Revenue	$195	$200	$225
Total Revenue	$1,590	$1,586	$1,606
Adjusted EBITDA(1)	$372	$353	$331
Capital Expenditures	$227	$180	$157
Unlevered Cash Flow(1)	$77	$112	$141
Free Cash Flow(1)	$(157)	$3	$(55)
Gross Margin(1)	59.6%	59.1%	58.8%
Adjusted EBITDA Margin(1)	23.4%	22.3%	20.6%
Net Loss(2)	$166	$62	$225
Net Loss Per Share(2)	$0.76	$0.29	$1.09

(1)	See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.
(2)

Net loss includes losses on the extinguishment of debt for the third quarter 2012 and third quarter 2011 and excludes the results attributable to the discontinued coal business in the third quarter 2011.

(3)	References to “pro forma” figures assume the Global Crossing acquisition took place on January 1, 2011.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	Third Quarter 2012	Second Quarter 2012	Percent Change, As Reported	Percent Change, Constant Currency	Third Quarter 2011 Pro Forma(1)(3)	Percent Change, As Reported(4)
North America	$1,008	$1,003	—	1%	$968	4%
Wholesale	$381	$382	—	—	$394	(3)%
Enterprise	$627	$621	1%	1%	$574	9%

EMEA	$210	$214	(2)%	(1)%	$240	(13)%
Wholesale	$89	$91	(2)%	(2)%	$102	(13)%
Enterprise	$80	$81	(1)%	1%	$81	(1)%
UK Government	$41	$42	(2)%	(2)%	$57	(28)%

Latin America	$177	$169	5%	6%	$173	2%
Wholesale	$36	$33	9%	11%	$39	(8)%
Enterprise	$141	$136	4%	5%	$134	5%

Total CNS Revenue	$1,395	$1,386	1%	1%	$1,381	1%
Wholesale	$506	$506	—	—	$535	(5)%
Enterprise(2)	$889	$880	1%	2%	$846	5%

(1)	See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.
(2)	Includes EMEA UK Government
(3)	References to “pro forma” figures assume the Global Crossing acquisition took place on January 1, 2011.
(4)	As Reported comparison measures current period results against pro forma results from the third quarter 2011

Core Network Services (CNS)

CNS revenue grew sequentially to $1.395 billion in the third quarter 2012, increasing approximately 1.1 percent on a constant currency basis.

“Strong growth in Latin America CNS revenue and continued growth in our enterprise business led to improved overall revenue performance this quarter,” said Sunit Patel, executive vice president and CFO of Level 3. “On a constant currency basis, total CNS revenue grew 1.1 percent compared to 0.7 percent in the second quarter.”

Deferred Revenue

The deferred revenue balance was $1.101 billion at the end of the third quarter 2012, compared to $1.118 billion at the end of the second quarter 2012.

Cost of Revenue

Cost of revenue decreased to $642 million in the third quarter 2012, compared to $648 million in the second quarter 2012.

Gross margin improved to 59.6 percent for the third quarter 2012, compared to 59.1 percent in the second quarter 2012.

Selling, General and Administrative Expenses (SG&A)

Excluding non-cash compensation expense, SG&A was $576 million in the third quarter 2012, compared to $585 million in the second quarter 2012. Utility costs were seasonally higher during the third quarter 2012 compared to the second quarter 2012.  SG&A included $18 million of integration costs in the third quarter 2012, compared to $17 million of integration costs in the second quarter 2012.

SG&A, including non-cash compensation expense, was $625 million for the third quarter 2012, compared to $614 million for the second quarter 2012. Non-cash compensation expense was higher in the third quarter 2012 at $49 million, compared to $29 million in the second quarter 2012.

Adjusted EBITDA

Adjusted EBITDA grew 5 percent sequentially to $372 million for the third quarter 2012, compared to $353 million for the second quarter 2012, including integration expenses in both periods. Pro forma Adjusted EBITDA for the third quarter 2011, assuming the Global Crossing acquisition was completed on January 1, 2011, was $331 million. The year over year growth rate of pro forma Adjusted EBITDA was 12 percent.

Adjusted EBITDA margin increased to 23.4 percent for the third quarter 2012, compared to 22.3 percent for the second quarter 2012.

Consolidated Cash Flow and Liquidity

During the third quarter 2012, Unlevered Cash Flow was $77 million, compared to $112 million in the second quarter 2012.

Free Cash Flow was negative $157 million for the third quarter 2012, compared to positive $3 million in the second quarter 2012.  “Net Cash Interest expense was approximately $120 million higher in the third quarter 2012, compared to the second quarter 2012, and working capital was a use of cash during the quarter,” said Patel.  In the fourth quarter, we expect Net Cash Interest expense to decline by approximately $110 million.”

The company and its wholly owned subsidiary, Level 3 Financing, Inc., completed the following transactions during the quarter:

•                  The company issued $300 million aggregate principal amount of 8.875% Senior Notes due 2019, with the net proceeds from the offering being used for general corporate purposes;

•                  Level 3 Financing borrowed $1.415 billion in two tranches of term loans, with the first tranche of $600 million maturing in 2016 and the second tranche of $815 million maturing in 2019, to refinance its existing $1.4 billion Tranche A Term Loan maturing in 2014 and approximately $15 million of other vendor financing obligations;

•                  Level 3 Financing issued $775 million aggregate principal amount of its 7% Senior Notes due 2020, and along with cash on hand, redeemed the $700 million of the Company’s outstanding 8.75% Senior Notes due 2017, including the payment of accrued interest, applicable premiums and fees; and

•                  The company used $63 million to fully repay its headquarters’ Commercial Mortgage due 2015, including the payment of accrued interest.

After the close of the quarter, on Oct. 4, 2012, Level 3 Financing refinanced its existing $650 million Tranche B II and $550 million Tranche B III Term Loans, maturing in 2018, through the creation of a new Tranche B II Term Loan of $1.2 billion, maturing in 2019.

The company recognized a loss on extinguishment of debt of $49 million during the third quarter 2012 and expects to recognize a loss of approximately $50 million in the fourth quarter 2012 as a result of these transactions.

The company has reduced the average interest rate on its outstanding maturities to 7.5 percent, from 7.9 percent at the end of the second quarter 2012, including the change in the accounting treatment associated with the interest rate swap agreements.

As of Sept. 30, 2012, the company had cash and cash equivalents of approximately $793 million.

Integration Update

“Looking back over the year since closing the Global Crossing acquisition, we are pleased with the progress we have made integrating the two companies,” said Jeff Storey, president and COO of Level 3. “We continue to rationalize our product portfolio, while also augmenting our capabilities, such as the broad range of managed security services we announced earlier this month.”

“Our efforts to closely monitor all customer touch points have proven effective, and we believe our customers continue to be pleased with the consistently high level of service they receive from us,” said Storey.

Business Outlook

“We are reiterating the guidance we provided earlier this year,” said Patel. “We expect CNS revenue to continue to grow in the fourth quarter 2012, and we remain confident in our expectations for 20 to 25 percent Adjusted EBITDA growth for the full year 2012, from the starting point of $1.216 billion of pro forma Adjusted EBITDA for 2011.  We continue to expect capital expenditures for the full year 2012 to be approximately 12 percent of total revenue, and we continue to expect, in the aggregate, to generate positive Free Cash Flow for the second through fourth quarters of 2012.

“Given the capital markets transactions we completed in the third quarter and at the beginning of the fourth quarter, we are updating our interest expense guidance for the full year 2012, and now expect GAAP interest expense of $740 million and net cash interest expense of approximately $695 million.”

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s third quarter 2012 results today at 10:30 a.m. ET. The conference call will be broadcast live on Level 3’s Investor Relations website at http://lvlt.client.shareholder.com/events.cfm. Additional information regarding the third quarter 2012 results, including the presentation that management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at 1 877-283-5145 (U.S. Domestic) or 1 312-281-1200 (International). Questions can also be sent to Investor.Relations@Level3.com.

The call will be archived and available on Level 3’s Investor Relations website or can be accessed as an audio replay starting at 2 p.m. ET on Oct. 24 until noon ET on Dec. 24. The replay can be accessed by dialing 1 800-633-8284 (U.S. Domestic) or 1 402-977-9140 (International), conference code 21605016.

For additional information, please call 720-888-2502.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 450 markets in 45 countries over a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3), Think Ahead, the Level 3 Logo and the Level 3 Think Ahead logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Website Access to Company Information

Level 3 maintains a corporate website at www.level3.com, and you can find additional information about the company through the Investors pages on that website at http:// http://lvlt.client.shareholder.com/.  Level 3 uses its website as a channel of distribution of important information about the company. Level 3 routinely posts financial and other important information regarding the company and its business, financial condition and operations on the Investor Relations web pages.

Visitors to the Investors Relations web pages can view and print copies of Level 3’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q, 8-K, as soon as reasonably practicable after those filings are made with the SEC.

Copies of the charters for each of the Audit, Compensation and Nominating and Governance committees of Level 3’s Board of Directors, its Corporate Governance Guidelines, Code of Ethics, press releases and analysts and investor conference presentations are all available through the Investor Relations web pages.

Please note that the information contained on any of Level 3’s web sites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference in that document.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the Global Crossing acquisition or otherwise realize the anticipated benefits thereof; manage risks associated with continued uncertainty in the global economy; obtain additional financing, particularly in the event of disruptions in the financial markets; manage continued or accelerated decreases in market pricing for communications services; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; adapt to rapid technological changes that could adversely affect the company’s competitiveness; defend intellectual property and proprietary rights; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Monica Martinez	Mark Stoutenberg
720-888-3991	720-888-2518
Monica.Martinez@Level3.com	Mark.Stoutenberg@Level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Gross Margin ($) is defined as total revenue less cost of revenue from the Consolidated Statements of Operations.

Gross Margin (%) is defined as gross margin ($) divided by total revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization, non-cash stock compensation expense, and discontinued operations.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q3 2012

(in millions)

Net Loss	$(166)
Income Tax Expense	13
Total Other Expense	291
Depreciation and Amortization	185
Non-Cash Stock Compensation	49
Adjusted EBITDA	$372

Adjusted EBITDA Margin	23.4%

Adjusted EBITDA Metric

Q2 2012

(in millions)

Net Loss	$(62)
Income Tax Expense	8
Total Other Expense	187
Depreciation and Amortization	191
Non-Cash Stock Compensation	29
Adjusted EBITDA	$353

Adjusted EBITDA Margin	22.3%

Adjusted EBITDA Metric*

Q3 2011

(in millions)

Net Loss	$(207)
Income Tax Expense	6
Total Other Expense	209
Depreciation and Amortization	203
Non-Cash Stock Compensation	26
Income from Discontinued Operations	(1)
Adjusted EBITDA	$236

Adjusted EBITDA Margin	25.5%

* Includes Level 3 Communications results prior to the acquisition of Global Crossing on October 4, 2011.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’s growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions including related cash transaction and integration costs. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended September 30, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$70	$70
Capital Expenditures	$(227)	$(227)
Cash Interest Paid	$234	N/A
Interest Income	—	N/A
Total	$77	$(157)

Unlevered Cash Flow and Free Cash Flow
Three Months Ended June 30, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$183	$183
Capital Expenditures	$(180)	$(180)
Cash Interest Paid	$110	N/A
Interest Income	$(1)	N/A
Total	$112	$3

Unlevered Cash Flow and Free Cash Flow*
Three Months Ended September 30, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$67	$67
Capital Expenditures	$(109)	$(109)
Cash Interest Paid	$147	N/A
Interest Income	—	N/A
Total	$105	$(42)

* Schedule has been updated for the removal of Discontinued Operations.

Pro Forma Combined Company Results

The following tables reflect the pro forma combined company results of Level 3 and Global Crossing for the three months ended September 30, 2011. The tables begin with the pre-acquisition historical results in the columns labeled “Level 3” and “Global Crossing.” The column labeled “Intercompany Eliminations,” includes adjustments to remove transactions between Level 3 and Global Crossing. The column “Pro Forma Adjustments,” includes adjustments as a result of purchase price accounting and changes in debt structure as a result of the acquisition.

	Pro Forma Consolidated Statements of Operations (unaudited)
	Three Months Ended September 30, 2011
(dollars in millions)	Level 3	Global Crossing (1)	Intercompany Eliminations	Pro Forma Adjustments (3)	Total

Revenue	$927	$697	$(14)	$(4)	$1,606
Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	342	327	(7)	—	662
Depreciation and Amortization	203	81	—	(16)	268
Selling, General, and Administrative	375	268	(2)	2	643
Total Costs and Expenses	920	676	(9)	(14)	1,573

Operating Income (Loss)	7	21	(5)	10	33

Other Income (Expense):
Interest expense	(178)	(48)	—	31	(195)
Loss on extinguishment of debt, net	(30)	—	—	—	(30)
Other, net	(1)	(16)	—	—	(17)
Total Other Expense	(209)	(64)	—	31	(242)

Loss Before Income Taxes	(202)	(43)	(5)	41	(209)
Income Tax Expense	(6)	(10)	—	—	(16)
Loss From Continuing Operations	(208)	(53)	(5)	41	(225)
Income from Discontinued Operations	1	—	—	—	1
Net Loss	$(207)	$(53)	$(5)	$41	$(224)

Basic and Diluted Loss per Share (2)
Loss from continuing operations	$(1.76)				$(1.09)
Income from discontinued operations	0.01				0.01
Loss per share	$(1.75)				$(1.08)

Shares used to compute loss per share (2)	118,067			88,530	206,597

(1)          Certain reclassifications have been made to conform to Level 3 reporting.

(2)          Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 19, 2011.

(3)          Assumes an acquisition date of January 1, 2011.

	Pro Forma Adjusted EBITDA
	Three Months Ended September 30, 2011
(dollars in millions)	Level 3	Global Crossing	Intercompany Eliminations	Pro Forma Adjustments (1)	Total

Consolidated Net Loss	$(207)	$(53)	$(5)	$41	$(224)
Income Tax Expense	6	10	—	—	16
Total Other Expense (Benefit)	209	64	—	(31)	242
Depreciation and Amortization Expense	203	81	—	(16)	268
Non-cash Compensation Expense	26	4	—	—	30
Income from Discontinued Operations	(1)	—	—	—	(1)
Consolidated Adjusted EBITDA	$236	$106	$(5)	$(6)	$331

Consolidated Revenue(1)					$1,606

Adjusted EBITDA Margin					20.6%

(1)          Assumes an acquisition date of January 1, 2011.

	Pro Forma Cash Flows
	Three Months Ended September 30, 2011
(dollars in millions)	Level 3	Global Crossing	Intercompany Eliminations	Pro Forma Adjustments	Total

Net Cash Provided by Operating Activities of Continuing Operations	$67	$35	$—	$—	$102
Capital Expenditures	(109)	(48)	—	—	(157)
Free Cash Flow	$(42)	$(13)	$—	$—	$(55)
Cash Interest Paid	147	49	—	—	196
Interest Income	—	—	—	—	—
Unlevered Cash Flow	$105	$36	$—	$—	$141

	Regional Revenue Distribution by Channel					3Q12/ 2Q12%	3Q12/ 2Q12 % Change Constant	3Q12%
	3Q11(2), (3)	4Q11	1Q12	2Q12	3Q12	Change	Currency	CNS

CNS Revenue ($ in millions)
North America	$968	$976	$991	$1,003	$1,008	0.5%	0.7%	72%
Wholesale	$394	$388	$381	$382	$381	(0.3)%	0.0%	27%
Enterprise	$574	$588	$610	$621	$627	1.0%	1.1%	45%

EMEA	$240	$224	$219	$214	$210	(1.9)%	(0.8)%	15%
Wholesale	$102	$94	$92	$91	$89	(2.2)%	(2.1)%	6%
Enterprise	$81	$80	$79	$81	$80	(1.2)%	1.3%	6%
UK Government	$57	$50	$48	$42	$41	(2.4)%	(2.0)%	3%

Latin America	$173	$168	$172	$169	$177	4.7%	6.0%	13%
Wholesale	$39	$35	$34	$33	$36	9.1%	10.8%	3%
Enterprise	$134	$133	$138	$136	$141	3.7%	4.8%	10%

Total	$1,381	$1,368	$1,382	$1,386	$1,395	0.6%	1.1%	100%
Wholesale	$535	$517	$507	$506	$506	0.0%	0.3%	36%
Enterprise (1)	$846	$851	$875	$880	$889	1.0%	1.5%	64%

Total CNS	$1,381	$1,368	$1,382	$1,386	$1,395	0.6%	1.1%
Wholesale Voice Services and Other Revenue	$225	$211	$204	$200	$195	(2.5)%	(2.9)%
Total Revenue	$1,606	$1,579	$1,586	$1,586	$1,590	0.3%	0.6%

(1)          Includes EMEA UK Government Revenue.

(2)          Prior period results have been adjusted to reflect pro forma revenues.

(3)          Assumes an acquisition date of January 1, 2011.

	Level 3 Communications Summary Financial					3Q12/	3Q12
	Results ($ in millions)					2Q12%	%
	3Q11(1), (2)	4Q11	1Q12	2Q12	3Q12	Change	CNS

Core Network Services Revenue
Colocation and Datacenter Services	$136	$133	$136	$137	$136	(1)%	10%
Transport and Fiber	$489	$486	$480	$485	$491	1%	35%
IP and Data Services	$481	$479	$493	$499	$505	1%	36%
Voice Services (local and enterprise)	$275	$270	$273	$265	$263	(1)%	19%
Total Core Network Services	$1,381	$1,368	$1,382	$1,386	$1,395	1%
Wholesale Voice Services and Other	$225	$211	$204	$200	$195	(3)%
Total Revenue	$1,606	$1,579	$1,586	$1,586	$1,590	0%

(1)          Prior period results have been adjusted to reflect pro forma revenues.

(2)          Assumes an acquisition date of January 1, 2011.

Pro Forma Debt is defined as total debt gross debt, including capital leases from the consolidated balance sheet adjusted for the refinancing of the $650 million Tranche B II and $550 million Tranche B III Term Loans.

Pro Forma Cash and Cash Equivalents is defined as total cash and cash equivalents adjusted for the refinancing of the $650 million Tranche B II and $550 million Tranche B III Term Loans.

Pro Forma Net Debt to Annualized Adjusted EBITDA Ratio is defined as pro forma debt, reduced by pro forma cash and cash equivalents and divided by Annualized Adjusted EBITDA.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Pro Forma Net Debt to Annualized Adjusted EBITDA ratio as of September 30, 2012

(dollars in millions)

Pro Forma Debt	$8,790

Cash and cash equivalents	793
Pro forma cash from debt refinancing	(17)
Pro Forma Cash and Cash Equivalents	776

Pro Forma Net Debt	$8,014

Annualized Adjusted EBITDA	$1,488

Pro Forma Net Debt to Annualized Adjusted EBITDA Ratio	5.4

Attachment #1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in millions, except share data)	2012	2012	2011

Revenue	$1,590	$1,586	$927

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	642	648	342
Depreciation and Amortization	185	191	203
Selling, General and Administrative	625	614	375
Total Costs and Expenses	1,452	1,453	920

Operating Income	138	133	7

Other Income (Expense):
Interest income	—	1	—
Interest expense	(188)	(181)	(178)
Loss on extinguishment of debt, net	(49)	—	(30)
Other, net	(54)	(7)	(1)
Total Other Expense	(291)	(187)	(209)

Loss Before Income Taxes	(153)	(54)	(202)

Income Tax Expense	(13)	(8)	(6)

Loss From Continuing Operations	(166)	(62)	(208)

Income From Discontinued Operations, net	—	—	1

Net Loss	$(166)	$(62)	$(207)

Basic and Diluted Loss per Share *
Loss per Share From Continuing Operations	$(0.76)	$(0.29)	$(1.76)
Income per Share From Discontinued Operations	—	—	0.01
Net Loss	$(0.76)	$(0.29)	$(1.75)

Shares Used to Compute Basic and Diluted Loss per Share *
(in thousands)	217,301	216,399	118,067

* Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 19, 2011.

Attachment #2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	September 30,	June 30,	December 31,
(dollars in millions)	2012	2012	2011

Assets

Current Assets:
Cash and cash equivalents	$793	$733	$918
Restricted cash and securities	8	8	10
Receivables, less allowances for doubtful accounts	748	689	648
Other	186	167	131
Total Current Assets	1,735	1,597	1,707

Property, Plant and Equipment, net	8,191	8,076	8,136
Restricted Cash and Securities	39	49	51
Goodwill	2,565	2,497	2,541
Other Intangibles, net	287	308	358
Other Assets	399	420	395
Total Assets	$13,216	$12,947	$13,188

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$719	$698	$747
Current portion of long-term debt	213	222	65
Accrued payroll and employee benefits	163	140	209
Accrued interest	166	225	216
Current portion of deferred revenue	260	250	264
Other	122	119	157
Total Current Liabilities	1,643	1,654	1,658

Long-Term Debt, less current portion	8,496	8,190	8,385
Deferred Revenue, less current portion	841	868	885
Other Liabilities	1,032	1,021	1,067
Total Liabilities	12,012	11,733	11,995

Stockholders’ Equity	1,204	1,214	1,193
Total Liabilities and Stockholders’ Equity	$13,216	$12,947	$13,188

Attachment #3

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in millions)	2012	2012	2011

Cash Flows from Operating Activities:
Net loss	$(166)	$(62)	$(207)
Income from discontinued operations	—	—	(1)
Net loss from continuing operations	(166)	(62)	(208)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	185	191	203
Non-cash compensation expense attributable to stock awards	49	29	26
Loss on extinguishment of debt, net	49	—	30
Loss on interest rate swaps	60	—	—
Accretion of debt discount and amortization of debt issuance costs	12	11	18
Accrued interest on long-term debt	(58)	60	13
Deferred income taxes	15	(4)	7
Other, net	(28)	12	—
Changes in working capital items:
Receivables	(77)	(17)	(44)
Other current assets	4	(5)	4
Payables	14	(23)	8
Deferred revenue	(22)	(10)	(2)
Other current liabilities	33	1	12
Net Cash Provided by Operating Activities of Continuing Operations	70	183	67

Cash Flows from Investing Activities:
Capital expenditures	(227)	(180)	(109)
Decrease (Increase) in restricted cash and securities, net	11	3	(29)
Other	(13)	—	—
Net Cash Used in Investing Activities of Continuing Operations	(229)	(177)	(138)

Cash Flows from Financing Activities:
Long term debt borrowings, net of issuance costs	2,437	—	(1)
Payments on and repurchases of long-term debt	(2,225)	(16)	(49)
Proceeds from stock options exercised	4	—	—
Net Cash Provided by (Used in) Financing Activities of Continuing Operations	216	(16)	(50)

Discontinued Operations:
Net cash provided by operating activities	—	—	1
Net cash used in investing activities	—	—	(1)
Net Cash Used In Discontinued Operations	—	—	—

Effect of Exchange Rates on Cash and Cash Equivalents	3	(5)	(2)

Net Change in Cash and Cash Equivalents	60	(15)	(123)

Cash and Cash Equivalents at Beginning of Period	733	748	584

Cash and Cash Equivalents at End of Period	$793	$733	$461

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$234	$110	$147